Exhibit 10.3

                           ADMINISTRATION AGREEMENT

         THIS AGREEMENT, made this 30th day of October 2006, by:

         DPM Mellon, LLC
         400 Atrium Drive
         Somerset, New Jersey 08873
         ("DPMM")
and

         UBS Managed Futures LLC (Aspect Series)
         c/o UBS Managed Fund Services Inc.
         One North Wacker Drive
         31st Floor
         Chicago, IL  60606
         (the "Aspect Series")

and
         UBS Managed Futures (Aspect) LLC
         c/o UBS Managed Fund Services Inc.
         One North Wacker Drive
         31st Floor
         Chicago, IL  60606
         (the "Aspect Trading Fund")

and UBS Managed Fund Services Inc. with respect to each series of limited liability company interest issued by UBS Managed Futures LLC that is listed on Exhibit 1, that is made a party to this Agreement (each such series, including the Aspect Series, a "Series").

and UBS Managed Fund Services Inc. with respect to each trading vehicle into which a Series invests substantially all of its assets that is listed on Exhibit 2, that is made a party to this Agreement (each such entity, including the Aspect Trading Fund, a "Trading Fund").

                                   RECITALS

            A. DPMM is engaged in the financial and investment accounting, back office service and administration businesses.

            B. The Series and each Trading Fund (each Series and the Trading Fund into which such Series invests, a "Fund," collectively the "Funds") each desire to engage DPMM to provide certain financial and investment accounting and back office services to, and to act as the Administrator of, the respective Fund and DPMM agrees to provide such services to, and act as Administrator of, each Fund on the terms and conditions set forth herein.

            C. UBS Managed Fund Services Inc., a Delaware corporation (the "Sponsor") serves as the sponsor and commodity pool operator of each Fund.

            D. Each Fund intends to conduct trading activities at the direction of a Trading Advisor (as defined below) pursuant to the strategy described in the Prospectus of the Funds (as defined below).

            NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

            1. Definitions. The terms defined in the Prospectus of the Funds will have the same meaning in this Agreement, unless otherwise defined herein.

            "Auditors" means the independent auditors of the Funds.

            "Business Day" means a day on which the New York Stock Exchange and banks in the United States are all open for business.

            "Prospectus" means the current confidential offering memorandum, private placement memorandum, prospectus or other offering document utilized by the Funds.

            "Securities" means the relevant units of limited liability company interest or other class of securities issued by the Series from time to time.

            "Series" means the relevant series of limited liability company interest issued by UBS Managed Futures LLC from time to time that has been admitted to this Agreement.

            "Trading Advisor" means the trading advisor(s) of each Trading Fund, as applicable.

            "Trading Fund" means a trading vehicle into which a Series invests substantially all of its assets that has been admitted to this Agreement.

            2. Services of DPMM. Each Fund hereby authorize DPMM, its affiliates and/or its agents to perform, and DPMM hereby agrees to perform, or otherwise provide, the services herein enumerated in Schedule A (the "Activities").

            3. Verification. The parties acknowledge that DPMM will utilize valuations provided by brokers and/or recognized price data vendors such as Bloomberg or Reuters with respect to instruments that are traded on a public exchange or that are widely traded and reported by such price data vendors in preparing reports pursuant to Section 2 above. Notwithstanding any other provision in this Agreement, the parties acknowledge that DPMM in the performance of the Activities will rely on the valuations provided by the Funds, the Sponsor and/or the Trading Advisor(s) (with supporting documentation) for instruments which are not traded on a public exchange or reported by recognized price data vendors and will not independently verify the value of such instruments.

            4. Broker Services. DPMM will not perform the services of a trading broker, including, without limitation, executions of transactions, payment of brokerage commissions, confirmations of transactions to the Funds, transmittal of monthly brokerage account statements to the Funds, enforcement of any margin requirements, or the custody of funds or securities.

            5. Compliance Services. DPMM and each Fund individually recognize and acknowledge that DPMM's services pursuant to this Agreement are solely limited to performance of the Activities. Unless specifically provided under this Agreement, nothing contained herein, expressed or implied, is intended or shall be construed to confer upon DPMM any duty to ensure that the Funds, the Sponsor, the Trading Advisors or their affiliated entities are acting in compliance with any applicable domestic or international laws or regulations.

            6. Sole Responsibility for the Activities. So long as this Agreement shall remain in effect, the Funds will not authorize any other party to perform the Activities.

            7. Authorization for DPMM Communications. Each Fund hereby authorizes DPMM to communicate, as required, with such Fund's Trading Advisor, advisors, brokers, futures commission merchants, accountants and/or other agents and related parties of such Fund to obtain the information needed to perform the Activities.

            8. Compensation. As compensation for performance of the Activities pursuant to this Agreement, the Funds will collectively pay DPMM the fees described in Schedule B. Compensation due to DPMM will be paid in US dollars ("US$") and is subject to the minimum amounts specified in Schedule B.

            9. Payment Schedule. DPMM's entitlement to compensation will begin on the day it begins to perform any of the Activities. If DPMM provides services for any partial month, DPMM's monthly fee for that month will be pro-rated in proportion to the number of days in the month for which DPMM provides its services. DPMM will send the Funds an invoice showing all fees due for each month within 10 days after the first day of that month. The Funds will pay the fees within 10 days of receipt of the invoice.

            10. Special Projects. The parties hereto may agree that DPMM shall undertake to perform additional tasks or projects upon terms and conditions, including compensation, to be mutually agreed upon by the parties.

            11. Each Fund's Representations. Each Fund (solely with respect to itself) represents to DPMM that:

            A. It is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and the Fund and the Sponsor are in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification.

            B. The Fund has full authority and power to execute, deliver, consummate and perform this Agreement on its own behalf and that the individual executing this Agreement on its behalf has the requisite authority to bind the Fund to this Agreement, and the Fund has all necessary registrations, licenses and/or memberships necessary to conduct the activities as described in its offering document and Prospectus provided to DPMM, as such may be amended from time to time.

            C. The performance by the Fund of its obligations under this Agreement will not conflict with or result in a breach of any of the terms or provisions of any agreement of which the Fund is party to or to which it is bound, and does not violate any applicable laws, rules or regulations.

            D. The Fund's Trading Advisor and Sponsor are knowledgeable about securities and/or commodities trading, as applicable, and aware of the risk of substantial loss in such trading.

            E. The Fund will ensure that DPMM has full access to its Sponsor, Trading Advisor(s) (to the extent permitted under any agreement among such Fund, its Trading Advisor and the Sponsor), advisors, brokers, accountants, and its other agents, and related parties of any of them, in order to obtain the information DPMM will need to perform the Activities.

            F. All the information relating to the Fund given to DPMM in connection with the transactions contemplated by this Agreement is full, complete and accurate and DPMM may reasonably rely on such information until it receives written notice from the Fund of any changes.

            G. The Fund will immediately notify DPMM if any of the foregoing representations ceases to be true.

            12. DPMM Representations. DPMM represents to the Funds that:

            A. DPMM is duly organized and validly existing as a limited liability company under the laws of Delaware and is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification.

            B. DPMM has full authority and power to execute, deliver, consummate and perform this Agreement and that the individual(s) executing this Agreement on its behalf has the requisite authority to bind DPMM to this Agreement, and DPMM has all necessary registrations, licenses and/or memberships necessary to conduct the Activities.

            C. The performance by DPMM of its obligations under this Agreement will not conflict with or result in a breach of any of the terms or provisions of any agreement of which DPMM is a party or to which it is bound and does not violate any applicable laws, rules or regulations.

            D. DPMM has completed, obtained and performed all registrations, filings, approvals, authorizations, consents and/or examinations required by any government or governmental authority to perform the Activities contemplated by this Agreement and will maintain the same in effect for so long as this Agreement remains in effect.

            E. DPMM will immediately notify the Funds if any of the foregoing representations cease to be true.

            13. Non-Exclusive Services. DPMM's services are not exclusive and DPMM and its affiliates shall be free to render similar and other services to others.

            14. Relationship of the Parties. DPMM shall at no time retain possession of, or have any right, title and interest in the assets of any Fund and shall not, in any way, act as a guarantor of any Securities. DPMM is an independent contractor and this Agreement does not establish a joint venture or partnership between DPMM and any Fund, nor authorize any entity to act as general agent, or to enter into any contract or other agreement on behalf of any other party except as specifically provided herein.

            15. Term. The term of this Agreement shall begin as of the date set forth above and end October 30, 2007, unless terminated on 90 days prior written notice by either party hereto. Termination shall not affect DPMM's right to compensation earned prior to the date of termination pro rata. Unless terminated earlier pursuant to this Section 15, this Agreement will renew itself for successive one-year terms, subject to renegotiation of the terms of compensation and Activities stated in Schedules A and B. This Agreement may be terminated immediately upon written notice to a party for "cause." For this purpose "cause" shall be defined and limited to acts of gross negligence, willful misconduct or fraud by a party that has caused material adverse consequences to the other party, as determined by independent legal counsel selected by mutual agreement of the Sponsor and DPMM in a written opinion that such standard for "cause" set forth above has been met.

            16. Notices. Any communication, notice or demand pursuant to this Agreement shall be in writing and delivered by personal service (including express or courier service) registered or certified mail, electronic mail or facsimile with return receipt requested, as follows:

         If to DPMM:

         DPM Mellon, LLC
         400 Atrium Drive
         Somerset, New Jersey 08873

         Attention:  Robert M. Aaron

         Telephone:  (732) 667-1130
         Facsimile:  (732) 667-2648
         Email:  Aaron.R@dpmmellon.com

         If to the Funds:

         c/o UBS Managed Fund Services Inc.
         One North Wacker Drive
         31st Floor
         Chicago, IL  60606

         Attention: Julie DeMatteo

         Telephone:  (312) 525-6677
         Email:  julie.dematteo@ubs.com



            17. Confidentiality. DPMM and each Fund agree to keep confidential the terms of this Agreement and each transaction hereunder, and all related agreements, business practices, financial data, procedures and policies hereunder or otherwise relating to either of them or their affiliates that are not publicly available (the "Confidential Information"). The parties shall keep the Confidential Information in strictest confidence except to perform the services as contemplated by this Agreement, as necessary to inform parties who "need to know" such information in the performance of their duties or as required by applicable law or regulation. The obligations of the parties pursuant to this section shall survive termination of this Agreement.

            18. Indemnification. DPMM agrees to indemnify and hold harmless each Fund and its officers, directors and employees and respective successors and permitted assigns from and against any and all liabilities, claims, costs, fines, damages, expenses, losses and attorneys' fees arising out of any act or any failure to act by DPMM, its affiliates, and their respective officers and employees, and their respective successors and permitted assigns that constitutes fraud, negligence, or willful misconduct. Each Fund, severally and not jointly, agrees to indemnify and hold harmless DPMM and its respective officers and employees and their respective successors and permitted assigns from and against any and all liabilities, claims, costs, fines, damages, expenses, losses or pursuant to this Agreement, provided that such liability was not the result of fraud, negligence, or willful misconduct by DPMM, its officers, directors and employees and respective successors and permitted assigns. In no event shall any party to this Agreement be liable to other parties for any special, indirect, incidental or consequential damages of any kind. The obligations of the parties pursuant to this section shall survive termination of this Agreement.

            19. Anti-Money Laundering. DPMM represents, acknowledges and warrants to each of the Funds as follows:

            A. DPMM has established anti-money laundering policies and procedures designed to comply with applicable laws, rules and regulations of the United States, including without limitation applicable rules promulgated under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

            B. DPMM intends to update or amend its anti-money laundering policies and procedures as may be necessary in order to comply with applicable laws, rules and regulations as such are amended or adopted from time to time.

            C. DPMM represents that it is properly enforcing its anti-money laundering policies and procedures and will provide such annual re-certification of the same, upon request by any Fund or a Trading Advisor.

            D. To the extent any Fund or the Sponsor seek to have DPMM provide services related to anti-money laundering in addition to those specified herein or on Schedule A, the nature of such additional services and the compensation related thereto will be handled on a negotiated basis and agreed upon by the parties in writing.

            20. Books and Records.

            A. Each Fund, with respect to its own records, and the Sponsor, with respect to the records of all Funds, shall have the right to inspect the Fund records maintained at DPMM. Except as otherwise authorized by the Sponsor, all such records (other than those which are not of a material nature) shall be preserved by DPMM for a period of six
      (6) years.

            B. If DPMM receives any request or demand for the inspection of any records of the Funds, DPMM will endeavor to notify the applicable Fund and/or the Sponsor to secure instructions from such Fund or the Sponsor as to such inspection.

            C. In the event of termination of this Agreement, upon and subject to payment of any outstanding amounts due to DPMM under this Agreement, DPMM shall deliver to each Fund or its designated agent all of the books, documents and records of such Fund in the possession, or under the control, of DPMM.

            21. Employment Practices. Each Fund and the Sponsor agree that they shall not hire or solicit the employment of, or services from, any employee of DPMM or its affiliates unless approved in advance by DPMM or until a minimum period of three (3) months has passed from the employee's last day of employment with DPMM.

            22. Governing Law. This Agreement and performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of New Jersey.

            23. Amendment. This Agreement contains the sole and entire agreement between the parties and supersedes any and all other agreements between the parties relating to the subject matter hereof. A modification of this Agreement will be effective only if it is in writing and signed by both parties. A new Trading Fund and/or Series may become a party to this Agreement upon the execution of a form of adhesion (a sample of which is attached hereto as Exhibit 3) to be bound by this Agreement that is executed by the Sponsor, DPMM and the respective Trading Fund and/or Series. Each such Trading Fund and/or Series will be listed on Exhibit A and such executed form of adhesion will be added as an Appendix to and made part of this Agreement.

            24. Assignability. This Agreement shall be binding on and inure to the benefit of the respective parties hereto and their heirs, executors, successors and assigns. No party shall assign the rights or delegate the duties pursuant to this Agreement without the prior written consent of the other parties, except as may be permitted under Section J of Schedule A. In addition, upon written notice but without consent of the Funds or the Sponsor, DPMM may assign this Agreement to any direct or indirect majority-owned subsidiary of Mellon Financial Corporation.

            25. Force Majeure. Notwithstanding anything in this Agreement to the contrary, DPMM shall not be responsible or liable for its failure to perform under this Agreement or for any losses to any Fund resulting from any event beyond the reasonable control of DPMM, its parent or affiliates or any of its officers, directors, employees, representatives, agents or permitted assigns. This provision shall survive the termination of this Agreement.

            26. Waiver. The waiver by any party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party. The failure of a party to insist upon strict adherence to any provision of the Agreement shall not constitute a waiver or thereafter deprive such party of the right to insist upon strict adherence.

            27. Severability. If any provision of this Agreement shall be held or made invalid by statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable in the jurisdiction which so determines.

            28. Counterparts; Facsimile; Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which is deemed an original and all of which together evidence the entire Agreement. Signatures on this Agreement may be communicated by facsimile or electronic mail transmission and shall be binding upon the parties so transmitting their signatures.

            29. Survival. In addition to those provisions which specifically provide for survival beyond expiration and termination (such as liability and indemnification, confidentiality, and force majeure), all provisions relating to payment shall survive until completion of required payments.

            30. Each Series a Separate Legal Entity. The Series are legally segregated from each other such that under Delaware law one Series is not liable for the obligations of any other Series. Each reference to a Series or Fund in this Agreement shall reference such Series separately and in no way shall be construed so as to implicate that a Series will be liable for any obligation (including, but not limited to, the obligations set forth in Section 18) of any other Series or that UBS Managed Futures LLC shall be liable for any such obligations.


           [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the parties have set their hands and seals on the day first written above.

Witness:                        UBS Managed Futures LLC (Aspect Series)


/s/ Hina Mehta                      By:      /s/ R. Meade
-----------------------------             -----------------------------
    Hina Mehta                               R. Meade, Director
    Director                              -----------------------------
                                           Print Name and Title



Witness:                          UBS Managed Futures Aspect) LLC



/s/ Hina Mehta                      By:      /s/ R. Meade
--------------------------                -----------------------------
    Hina Mehta                               R. Meade, Director
    Director                              -----------------------------
                                           Print Name and Title

                                    UBS Managed Fund Services Inc.,
                                    with respect to and for purposes of
                                    Section 23 of this Agreement


/s/ Hina Mehta                      By:      /s/ R. Meade
--------------------------                -----------------------------
    Hina Mehta                               R. Meade, Director
    Director                              -----------------------------
                                             Print Name and Title

Witness:                          DPM Mellon, LLC



/s/ Heather Opteusue              By:      /s/ Guy Castranova
--------------------              -------------------------------------
    Heather Opteusue                       Guy Castranova, President, DPM Mellon
    Director                      -------------------------------------
                                           Print Name and Title

                                  Schedule A


      A) Obtain performance data from each Fund, the Sponsor, the Trading Advisor and/or brokers, to the extent made available to DPMM, in order to accurately compute and generate the following reports: daily activity reports; portfolio reports; portfolio summary reports; summary reports; trade confirmations; day trade; realized profit and loss, and indicative net asset value reports; and such other daily reports or applications as may be agreed to by DPMM and the Sponsor from time to time. DPMM will distribute such daily reports electronically to the Sponsor within one (1) Business Day after a relevant trade date.

      B) Compile and prepare monthly reports of realized and unrealized gain/loss, accrued dividends and interest analysis; calculate and publish monthly net asset value of the of each Fund; prepare monthly purchase-sales journal, dividends and interest journal; prepare monthly balance sheets; changes in equity and income statements; prepare a monthly general ledger accompanied by appropriate documentation with detailed fee schedules (including the calculation of advisory fees and performance fees payable to the Trading Advisors and the Sponsor, and compensation payable to DPMM hereunder), in accordance with generally accepted accounting principles (a "General Ledger"); provide the Sponsor with monthly balance sheets. DPMM will provide such final monthly reports to the Sponsor with fifteen (15) Business Days after the end of each month.

      C) Maintain the financial books and records of each Fund, including brokers statements and trading advisor reports, to the extent such information is made available and provided to DPMM.

      D) Process subscriptions and redemptions of each Fund in compliance with applicable anti-money laundering regulations the United States. Prior to processing a subscription, DPMM will verify that the relevant subscriber's name does not appear on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control.

      E) Provide or arrange for registrar and transfer agent services in connection with the issuance, transfer and redemption of Securities in accordance with the terms of the relevant Prospectus or as otherwise approved by the Sponsor and DPMM. Maintain appropriate investor information in connection with subscription applications and redemptions.

      F) Disseminate quotations of the net asset value of each Fund and the Securities, as may be reasonably requested by the Sponsor.

      G) Perform or arrange for treasury functions consisting of the (i) preparation of accounts payable; (ii) signing and distribution of corporate checks; (iii) preparation and delivery of bank deposit forms; (iv) wire transfer of funds as requested by any

Fund; (v) confirmation of income receipts; and (vi) coordinating with each Fund as to the opening of bank accounts for the subscription assets of such Fund.

      H) Deal with and answer correspondence from or on behalf of the subscribers in each Fund relating to the function of the Administrator under this Agreement.

      I) Have power to pay out of the assets and/or accounts of each Fund such amounts as may be required from time to time by it in order to enable it to perform its duties under this Agreement and for these purposes to draw on the bank accounts of each Fund.

      J) DPMM may, at its own expense and without charge to any Fund, employ servants or agents in performance of its duties and the exercise of its rights under this Agreement, without prior notice to the applicable Fund; however, if any such arrangement results in the fees being charged to any Fund in addition to the fees stated herein or in Schedule A, the prior written consent of the Sponsor will be required before such arrangements can be made by DPMM.

      K) Assist and provide information to the Auditors in connection with their preparation of the annual audited financial report of each Fund and any income tax returns or relevant explanatory materials for investors.

                                  Schedule B
                               Pricing Schedule



The DPMM pricing model is based on several factors such as total assets in the aggregate portfolios of the Funds under administration of DPMM and the number of General Ledgers. For its performance of administrative services, DPMM will receive a monthly administrative fee as to be determined by the Funds and DPMM up to 0.0167 of 1% of each Fund's month-end Net Asset Value (a 0.20% annual rate), subject to a monthly minimum of $10,000.

                                   Exhibit 1

                                List of Series


Series:

      1.    UBS Managed Futures LLC (Aspect Series)

                                   Exhibit 2

                             List of Trading Funds


Trading Funds:

      1.    UBS Managed Futures (Aspect) LLC

                                   Exhibit 3

               APPENDIX NO. [ ] TO THE ADMINISTRATION AGREEMENT



Dear Sir or Madam,

Pursuant to Section 23 of the Administration Agreement initially entered into on October 30, 2006 (the "Administration Agreement") by and among DPM Mellon, LLC, UBS Managed Futures LLC (Aspect Series), UBS Managed Futures (Aspect) LLC and UBS Managed Fund Services Inc., as amended, the undersigned Trading Fund and/or Series, as the case may be, agrees to be bound by the terms and conditions of the Administration Agreement and to be reflected as being a Trading Fund and/or Series, as the case may be, for purposes of the Administration Agreement, with effect as of ________, 20__.

Each of the undersigned agrees to be bound by the terms and conditions of the Administration Agreement, as amended.

IN WITNESS WHEREOF, the parties have set their hands and seals on the day first written above.

Witness:                             UBS Managed Fund Services Inc.


_____________________________        By:      _____________________________

                                              _____________________________
                                              Print Name and Title


Witness:                             [Name of Trading Fund]


_____________________________        By:      ______________________________

                                              _____________________________
                                              Print Name and Title

Witness:                             [Name of Series]


_____________________________        By:      _____________________________

                                              _____________________________
                                              Print Name and Title


Witness:                             DPM Mellon, LLC


_____________________________        By:      _____________________________

                                              _____________________________
                                              Print Name and Title